INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Met Investors Series Trust on Form N-14AE of our report dated February 2, 2001 appearing in the Annual Report of Balanced Portfolio, Equity Income Portfolio and Growth & Income Equity Portfolio of the Cova Series Trust for the year ended December 31, 2000 and to the reference to us under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP
October 1, 2001
Boston, Massachusetts